UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2021

PALMER SQUARE CAPITAL BDC INC.

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01334	84-3665200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Shawnee Mission Parkway, Suite 315, Mission Woods, KS	66205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (816) 994-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2021, Palmer Square BDC Funding I LLC (“Funding”), a wholly owned subsidiary of Palmer Square Capital BDC Inc. (the “Company”), entered into a second amendment (the “Second Credit Facility Amendment”) to its senior, secured revolving credit facility (the “Credit Facility”) with Bank of America, N.A., as administrative agent and as lender, and BofA Securities, Inc., as sole lead arranger and sole book manager.

The Second Credit Facility Amendment amends the Credit Facility to, among other things: (i) increase the financing limit under the Credit Facility from $475 million to $725 million, (ii) extend the maturity date to February 18, 2025 and (iii) update the London Interbank Offered Rate (“LIBOR”) transition language in the Credit Facility.

The description above is only a summary of the material provisions of the Second Credit Facility Amendment and is qualified in its entirety by reference to the text of the Second Credit Facility Amendment, which will be filed with the Company’s next periodic report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Palmer Square Capital BDC Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMER SQUARE CAPITAL BDC INC.

Date: October 5, 2021	By:	/s/ Jeffrey D. Fox

	Name:	Jeffrey D. Fox
	Title:	Chief Financial Officer

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